EXHIBIT 99.1

NEWS RELEASE

Company Contacts:	(972) 444-9001
Investors:	Frank Hopkins or Scott Rice
Media and Public Affairs:	Susan Spratlen

Pioneer Reports First Quarter 2007 Results

Dallas, Texas, May 3, 2007 -- Pioneer Natural Resources Company (NYSE:PXD) today announced financial and operating results for the quarter ended March 31, 2007. Net income for the first quarter was $30 million, or $.24 per diluted share, and oil and gas sales averaged 97,852 barrels oil equivalent per day (BOEPD). Severe weather onshore U.S. had the impact of reducing oil and gas sales by approximately 3,500 BOEPD, and the timing of oil liftings in South Africa negatively impacted sales by approximately 1,000 BOEPD.

Unusual items impacting first quarter results included an incremental reclamation charge of $19 million ($12 million or $.10 per diluted share after taxes) offset by insurance recoveries of $5 million ($3 million or $.03 per diluted share after taxes) associated with the Company’s East Cameron 322 facility which was destroyed by Hurricane Rita. The incremental reclamation charge resulted from higher than expected weather downtime in the first quarter and additional reclamation activities being necessary once the subsea operations were initiated.

During the first quarter, Pioneer repurchased an additional 650,000 common shares ($38.40 average price) raising total cumulative share repurchases to approximately 31 million shares since the 2004 merger with Evergreen.

Operations Review

Pioneer today separately announced that the success of its low-risk growth strategy has led to a $200 million expansion of its 2007 drilling programs in Tunisia, the Edwards Trend and the Spraberry field and an increase in targeted average compounded annual production per share growth to 12+% for 2007 through 2010. The Company provided an update on operations in each of those areas in that announcement.

In the Raton Basin, development drilling is on track for a 250 to 300 well program that is expected to deliver 7% to 10% production growth during 2007, despite the impact of heavy snowstorms on the Company’s drilling and field operations during the first quarter.

Pioneer’s Cotton Valley development program in Mississippi is progressing with encouraging results to date.

In Canada, first quarter 2007 gas production rose 33% compared to the prior year primarly in response to the successful 2006 drilling program in the Horseshoe Canyon field.  In early April, the Company announced that a new gas field discovered in northern Alberta had begun producing at 18 million cubic feet per day (MMCFPD).  In late April, the field was shut-in awaiting government approval to dispose of produced water volumes, which were higher than anticipated. The water disposal permit is expected by the end of the second quarter. In the interim, Pioneer is installing production tubing in the wells to enhance their capability to lift the water. Producing through the tubing will lower gas rates when the wells are restarted. Pioneer successfully acquired additional leasehold acreage in the area in a recent lease sale, bringing its total leasehold in the area to approximately 390,000 net acres.

On the North Slope of Alaska, the Oooguruk development project is on schedule. Pioneer has completed the offshore pipe lay, and rig assembly is underway. Development drilling is expected to begin during the second half of 2007 with first oil production anticipated in early 2008. The Company also participated in two non-commercial, winter-access wells drilled in NPR-A. During the second half of 2007, Pioneer plans to drill a well to test an additional zone in the Cosmopolitan field which was discovered in the Cook Inlet by a previous operator.

Offshore South Africa, the South Coast Gas project is progressing on schedule. Development wells have been drilled and the installation of subsea equipment is underway, with first production expected during the second half of 2007. The first of two exploration wells planned in West Africa for 2007 is expected to commence during the second quarter.

Financial Review

First quarter oil sales averaged 25,608 barrels per day (BPD) and natural gas liquids sales averaged 17,193 BPD. Gas sales in the first quarter averaged 330 MMCFPD. The reported price for oil was $54.05 per barrel and included $11.85 per barrel related to deferred revenue from volumetric production payments (VPPs) for which production was not recorded. The price for natural gas liquids was $32.22 per barrel. The reported price for gas was $7.32 per thousand cubic feet (MCF), including $.60 per MCF related to deferred revenue from VPPs for which production was not recorded.

First quarter production costs averaged $11.86 per barrel oil equivalent (BOE), and were impacted by reduced production volumes due to weather-related downtime and associated repairs and workover activity during the Canadian winter-access period.

Exploration and abandonment costs were $76 million for the quarter and included $48 million of acreage and unsuccessful drilling costs and $28 million of geologic and geophysical expenses, including seismic and personnel costs. As discussed above in unusual items, net hurricane activity relates to the abandonment of the East Cameron 322 facility and resulted in a decrease in after-tax earnings of $9 million.

Pioneer invested $508 million during the first quarter 2007, with 90% allocated to development activities and resource plays. Planned capital investments for 2007 are heavily front-end loaded with $237 million of first quarter capital invested in large development projects (South Coast Gas project offshore South Africa and Oooguruk field development on the North Slope of Alaska) and winter-access drilling in Alaska and Canada.

Adjusted to exclude discontinued operations, total sales for the first quarter 2006 averaged 95,250 BOEPD and included oil sales of 24,896 BPD, natural gas liquids sales of 18,595 BPD and gas sales of 311 MMCFPD. Reported prices for first quarter 2006 were $60.01 per barrel for oil, including $12.91 per barrel related to deferred revenue from VPPs for which production was not recorded, $34.20 per barrel for natural gas liquids and $6.72 per MCF for gas, including $.68 per MCF related to deferred revenue from VPPs for which production was not recorded.

Financial Outlook

Second quarter 2007 production is forecasted to average 100,000 to 106,000 BOEPD. Significant growth is expected during the second half of 2007, primarily driven by increasing production from Spraberry, Raton, Edwards, Tunisia, Canada and the South Coast Gas project in South Africa. Pioneer’s 2007 production growth target is 10+%, and targeted average compounded annual production growth per share is 12+% for 2007 through 2010.

Second quarter production costs (including production and ad valorem taxes and transportation costs) are expected to average $11.25 to $12.25 per BOE based on current NYMEX strip prices for oil and gas. Depreciation, depletion and amortization expense is expected to average $10.00 to $11.00 per BOE.

Total exploration and abandonment expense during the second quarter is expected to be $50 million to $100 million and could include up to $30 million of costs associated with high-impact drilling offshore Nigeria and carryover drilling costs in the NPR-A on Alaska’s North Slope. It could also include up to $40 million associated with lower-risk resource plays in the Edwards Trend in South Texas, Uinta/Piceance basins in the Rockies, Canada and Tunisia and up to $10 million of acreage and other expenses. In addition, exploration expense is expected to include up to $20 million for seismic investments and personnel, primarily related to the onshore resource plays that Pioneer is currently progressing.

General and administrative expense is expected to be $30 million to $34 million. Interest expense is expected to be $32 million to $35 million, reflecting incremental borrowings during the first half of 2007 to fund the Company’s front-end loaded capital program. Accretion of discount on asset retirement obligations is expected to be $2 million to $3 million.

The Company’s second quarter effective income tax rate is expected to range from 37% to 55% based on current capital spending plans. The high end of this range reflects the potential for an unsuccessful exploration well in Nigeria for which no tax benefit would be currently available. Cash income taxes are expected to range from $5 million to $15 million, principally related to Tunisian income taxes.

Oil and gas price hedge contracts were added during the first quarter and April, bringing the percentage of total production hedged to 39% for the remainder of 2007, 12% in

2008 and 4% in 2009. The Company's financial results and oil and gas hedges are outlined on the attached schedules. Second quarter 2007 amortization of deferred losses on terminated oil and gas hedges is expected to be $39 million.

Earnings Conference Call

On Thursday, May 3 at 10:00 a.m. Eastern Time, Pioneer will discuss its quarterly financial and operating results with an accompanying presentation. The call will be webcast on Pioneer’s website, www.pxd.com. At the website, select ‘INVESTOR’ at the top of the page. For those who cannot listen to the live broadcast, a replay will be available shortly after the call. Or you may choose to dial (800) 481-7713 (confirmation code: 6924425) to listen to the call by telephone and view the accompanying visual presentation at the website above. A telephone replay will be available by dialing (888) 203-1112 (confirmation code: 6924425).

Pioneer is a large independent oil and gas exploration and production company, headquartered in Dallas, with operations in the United States, Canada, South Africa and Tunisia. For more information, visit Pioneer’s website at www.pxd.com.

Except for historical information contained herein, the statements in this News Release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the business prospects of Pioneer are subject to a number of risks and uncertainties that may cause Pioneer’s actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, volatility of oil and gas prices, product supply and demand, competition, the ability to obtain environmental and other permits and the timing thereof, other government regulation or action, third party approvals, international operations and associated international political and economic instability, litigation, the costs and results of drilling and operations, availability of drilling equipment, Pioneer's ability to replace reserves, implement its business plans (including its plan to repurchase stock) or complete its development projects as scheduled, access to and cost of capital, the assumptions underlying production forecasts, uncertainties about estimates of reserves, quality of technical data, environmental and weather risks, acts of war or terrorism. These and other risks are described in Pioneer’s 10-K and 10-Q Reports and other filings with the Securities and Exchange Commission. Pioneer undertakes no duty to publicly update these statements except as required by law.

Cautionary Note to U.S. Investors -- The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. Pioneer uses certain terms in this release, such as "resource potential" or other descriptions of volumes of reserves potentially recoverable through additional drilling or recovery techniques that the SEC's guidelines prohibit Pioneer from including in filings with the SEC. These estimates are by their nature more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of being recovered by Pioneer.

PIONEER NATURAL RESOURCES COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31,	December 31,
	2007	2006
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$13,350	$7,033
Accounts receivable, net	214,384	199,371
Income taxes receivable	12,135	24,693
Inventories	95,654	95,131
Prepaid expenses	10,353	11,509
Deferred income taxes	93,202	82,927
Other current assets, net	74,736	115,894

Total current assets	513,814	536,558

Property, plant and equipment, at cost:
Oil and gas properties, using the successful efforts
method of accounting	8,637,467	8,178,052
Accumulated depletion, depreciation and amortization	(1,983,181)	(1,895,408)

Total property, plant and equipment	6,654,286	6,282,644

Deferred income taxes	2,261	345
Goodwill	309,869	309,908
Other assets, net	220,087	225,944

	$7,700,317	$7,355,399

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$392,409	$349,820
Interest payable	27,538	31,008
Income taxes payable	19,679	12,865
Deferred revenue	175,676	181,232
Other current liabilities	317,067	312,054

Total current liabilities	932,369	886,979

Long-term debt	1,859,255	1,497,162
Deferred income taxes	1,193,070	1,172,507
Deferred revenue	443,801	483,279
Other liabilities and minority interests	289,042	330,801
Stockholders' equity	2,982,780	2,984,671

	$7,700,317	$7,355,399

PIONEER NATURAL RESOURCES COMPANY

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except for per share data)

	Three months ended
	March 31,
	2007	2006

Revenues and other income:
Oil and gas	$391,918	$379,468
Interest and other	13,916	13,111
Gain (loss) on disposition of assets, net	260	(73)
	406,094	392,506
Costs and expenses:
Oil and gas production	104,413	94,683
Depletion, depreciation and amortization	92,138	82,406
Exploration and abandonments	76,372	82,642
General and administrative	34,444	32,247
Accretion of discount on asset retirement
obligations	2,058	1,148
Interest	28,494	36,576
Hurricane activity, net	13,548	38,000
Other	8,413	5,054
	359,880	372,756

Income from continuing operations before
income taxes	46,214	19,750
Income tax provision	(15,919)	(20,717)

Income (loss) from continuing operations	30,295	(967)
Income (loss) from discontinued operations, net of tax	(702)	544,174
Net income	$29,593	$543,207

Basic earnings per share:
Income (loss) from continuing operations	$0.25	$(0.01)
Income (loss) from discontinued operations,
net of tax	(0.01)	4.29
Net income	$0.24	$4.28

Diluted earnings per share:
Income (loss) from continuing operations	$0.25	$(0.01)
Income (loss) from discontinued operations,
net of tax	(0.01)	4.29
Net income	$0.24	$4.28

Weighted average shares outstanding:
Basic	121,523	126,944
Diluted	122,794	126,944

PIONEER NATURAL RESOURCES COMPANY

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three months ended
	March 31,
	2007	2006

Cash flows from operating activities:
Net income	$29,593	$543,207
Adjustments to reconcile net income to net cash provided by
operating activities:
Depletion, depreciation and amortization	92,138	82,406
Exploration expenses, including dry holes	46,965	52,582
Hurricane activity	19,000	42,000
Deferred income taxes	10,766	16,961
Loss (gain) on disposition of assets, net	(260)	73
Accretion of discount on asset retirement obligations	2,058	1,148
Discontinued operations	(2,106)	(539,653)
Interest expense	4,726	3,047
Commodity hedge related activity	5,899	508
Amortization of stock-based compensation	7,738	7,486
Amortization of deferred revenue	(45,034)	(47,949)
Other noncash items	(6,277)	2,699
Change in operating assets and liabilities, net of effects from acquisition and disposition:
Accounts receivable, net	(15,227)	126,028
Income taxes receivable	12,558	(119)
Inventories	1,989	(20,131)
Prepaid expenses	1,155	(12,264)
Other current assets, net	212	9,548
Accounts payable	(24,590)	(77,655)
Interest payable	(3,470)	(19,100)
Income taxes payable	6,815	134,051
Other current liabilities	(14,651)	13,365
Net cash provided by operating activities	129,997	318,238
Net cash provided by (used in) investing activities	(447,455)	621,755
Net cash provided by (used in) financing activities	323,643	(915,474)
Net increase in cash and cash equivalents	6,185	24,519
Effect of exchange rate changes on cash and cash equivalents	132	(339)
Cash and cash equivalents, beginning of period	7,033	18,802
Cash and cash equivalents, end of period	$13,350	$42,982

PIONEER NATURAL RESOURCES COMPANY

SUMMARY PRODUCTION AND PRICE DATA

(Unaudited)

		Three months ended
		March 31,
		2007	2006

Average Daily Sales Volumes
from Continuing Operations:
Oil (Bbls) —	U.S.	18,808	16,965
	Canada	360	277
	South Africa	2,347	5,081
	Tunisia	4,093	2,573
	Worldwide	25,608	24,896

Natural gas liquids (Bbls) —	U.S.	16,855	18,176
	Canada	338	419
	Worldwide	17,193	18,595

Gas (Mcf) —	U.S.	282,594	274,773
	Canada	47,713	35,782
	Worldwide	330,307	310,555

Average Daily Sales Volumes
from Discontinued Operations:
Oil (Bbls) —	U.S.	—	9,732
	Argentina	—	7,184
	Worldwide	—	16,916

Natural gas liquids (Bbls) —	Argentina	—	1,296

Gas (Mcf) —	U.S.	—	145,002
	Argentina	—	135,047
	Worldwide	—	280,049

Average Reported Prices (a):
Oil (Bbls) —	U.S.	$51.99	$59.97
	Canada	$44.69	$67.11
	South Africa	$62.43	$60.79
	Tunisia	$59.51	$57.98
	Worldwide	$54.05	$60.01

Natural gas liquids (Bbls) —	U.S.	$31.68	$33.74
	Canada	$59.18	$54.23
	Worldwide	$32.22	$34.20

Gas (Mcf) —	U.S.	$7.17	$6.60
	Canada	$8.17	$7.65
	Worldwide	$7.32	$6.72

__________

(a)	Average prices are attributable to continuing operations and include the results of hedging activities and amortization of VPP deferred revenue.

PIONEER NATURAL RESOURCES COMPANY

SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES

(in thousands)

(Unaudited)

EBITDAX and discretionary cash flow (“DCF”) (as defined below) are presented herein, and reconciled to the generally accepted accounting principle (“GAAP”) measures of net income and net cash provided by operating activities because of their wide acceptance by the investment community as financial indicators of a company’s ability to internally fund exploration and development activities and to service or incur debt. The Company also views the non-GAAP measures of EBITDAX and DCF as useful tools for comparisons of the Company’s financial indicators with those of peer companies that follow the full cost method of accounting. EBITDAX and DCF should not be considered as alternatives to net income or net cash provided by operating activities, as defined by GAAP.

	Three months ended
	March 31,
	2007	2006

Net income	$29,593	$543,207
Depletion, depreciation and amortization	92,138	82,406
Exploration and abandonments	76,372	82,642
Hurricane activity	19,000	42,000
Accretion of discount on asset retirement
obligations	2,058	1,148
Interest expense	28,494	36,576
Income tax provision	15,919	20,717
Loss (gain) on disposition of assets, net	(260)	73
Discontinued operations	(2,106)	(539,653)
Current income taxes on discontinued
operations	4,497	144,030
Cash exploration expense on discontinued
operations	—	1,511
Commodity hedge related activity	5,899	508
Amortization of stock-based compensation	7,738	7,486
Amortization of deferred revenue	(45,034)	(47,949)
Other noncash items	(6,277)	2,699

EBITDAX (a)	228,031	377,401

Less: Cash interest expense	(23,768)	(33,529)
Current income taxes	(9,650)	(147,786)

Discretionary cash flow (b)	194,613	196,086

Less: Cash exploration expense	(29,407)	(31,571)
Changes in operating assets and
liabilities	(35,209)	153,723

Net cash provided by operating activities	$129,997	$318,238

______________

(a)

“EBITDAX” represents earnings before depletion, depreciation and amortization expense; impairment of long-lived assets; exploration and abandonments; noncash hurricane activity; accretion of discount on asset retirement obligations; interest expense; income taxes; gain or loss on the disposition of assets; loss on extinguishment of debt; noncash effects from discontinued operations; commodity hedge related activity; stock-based compensation; amortization of deferred revenue; and other noncash items.

(b)	Discretionary cash flow equals cash flows from operating activities before changes in operating assets and liabilities and before cash exploration expense.

PIONEER NATURAL RESOURCES COMPANY

SUPPLEMENTAL INFORMATION

As of May 1, 2007

Open Commodity Hedge Positions

	2007
	Second	Third	Fourth
	Quarter	Quarter	Quarter	2008	2009

Average Daily Oil Production Hedged:
Swap Contracts:
Volume (Bbl)	—	—	—	11,500	5,000
NYMEX price (Bbl) (a)	$—	$—	$—	$56.91	$70.37
Collar Contracts:
Volume (Bbl)	3,352	5,000	5,000	—	—
NYMEX price (Bbl) (a)
Ceiling	$76.04	$76.04	$76.04	$—	$—
Floor	$63.00	$63.00	$63.00	$—	$—
Average Daily Gas Production Hedged:
Swap Contracts:
Volume (MMBtu)	225,000	225,000	225,000	22,486	—
NYMEX price (MMBtu) (a)	$8.48	$8.48	$8.48	$9.15	$—

__________

(a)	Approximate based on historical differentials to index prices.

Amortization of Volumetric Production Payment Proceeds and Net Derivative Losses

(in thousands)

	2007
	Second Quarter	Third Quarter	Fourth Quarter	2008	Thereafter	Total

VPP proceeds, net of transaction costs	$43,828	$44,058	$43,766	$152,304	$308,018	$591,974
Net hedge obligations assigned	1,495	1,520	1,531	5,834	17,123	27,503

Total deferred revenues (a)	45,323	45,578	45,297	158,138	325,141	619,477
Less derivative gains and (losses) to
be recognized in pretax earnings (b)	148	424	(347)	(4,373)	(12,744)	(16,892)

Total VPP impact to pretax earnings	$45,471	$46,002	$44,950	$153,765	$312,397	$602,585

__________

(a)	Deferred revenue will be amortized as increases to oil and gas revenues during the indicated future periods.
(b)	Represents the remaining pretax earnings impact of the derivatives assigned in the VPPs.

PIONEER NATURAL RESOURCES COMPANY

SUPPLEMENTAL INFORMATION

As of May 1, 2007

(continued)

Deferred Losses on Terminated Hedges (a)

(in thousands)

	2007
	Second Quarter	Third Quarter	Fourth Quarter	2008	2009	Thereafter

Commodity hedge losses (b)	$(38,849)	$(38,409)	$(36,220)	$(94,652)	$—	$—
Debt hedge losses (c)	(114)	(117)	(119)	(488)	(541)	(5,203)

Total deferred losses	$(38,963)	$(38,526)	$(36,339)	$(95,140)	$(541)	$(5,203)

__________

(a)	Excludes deferred hedge gains and losses on terminated VPPs.
(b)	Deferred commodity hedge losses will be amortized as decreases to oil and gas revenues during the indicated future periods.
(c)	Deferred debt hedge losses will be amortized as increases to interest expense during the indicated future periods.